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                              JONES & KELLER                         EXHIBIT 5.1
                             Attorneys At Law
                        A Professional Corporation
                              1625 Broadway
                                Suite 1600
                             Denver, Colorado
                                                       Telephone (303) 573-1600
                                                       Telecopier (303) 825-8537


                                May 30, 1996


Vectra Banking Corporation
1650 South Colorado Boulevard
Suite 220
Denver, Colorado  80222


         Re:     Vectra Banking Corporation -
                 Registration Statement on Form S-8


Ladies and Gentlemen:

         We have acted as counsel to Vectra Banking Corporation, a Colorado corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 30,000 shares of $.01 par value common stock (the "Common Stock") of the Company issued pursuant to certain Incentive Stock Purchase Agreements (the "Agreements") filed as exhibit 4.3 to the Registration Statement.

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         In connection with this opinion, we have examined and relied upon the original, or copies certified to our satisfaction, of (1) the Articles of Incorporation and the Bylaws of the
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Vectra Banking Corporation
May 30, 1996
Page 2

Company, as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Agreements, the issuance of shares of Common Stock pursuant to the Agreements; and (3) the Registration Statement and exhibits deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that the shares of Common Stock issued in accordance with the terms of the Agreements, and upon expiration of all restrictions and performance of all requirements contained in the Agreements, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement.

                                                   Very truly yours,

                                                   /s/ Jones & Keller, P.C.

                                                   JONES & KELLER, P.C.